                                                                   EXHIBIT 10.47


                                     ALLONGE


This Allonge is made a part of that certain $150,000 Note Amend and Restated Promissory Note dated January 27, 2000 from Bikers Dream Inc. to Bill Whalen.

Pay to the order of w3 Holdings, Inc.

Bill Whalen

By:
   ---------------------------------
Name:   /s/ William P. Whalen
     -------------------------------
Date:    January 26, 2000
     -------------------------------